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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  FORM 8K 12G3

                                 CURENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): February 27, 2002

                            NEW CINEMA PARTNERS INC.
             (Exact name of registrant as specified in its chapter)

          Nevada                     0-31315                   87-0772357
          ------                     -------                   ----------
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)            Identification No.)


                357 Bay St., Suite 404, Toronto, Ontario M5H 2T7
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: 416-367-8325

          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

        N/A

Item 2. Acquisition or Disposition of Assets.

        N/A

Item 3. Bankruptcy or Receivership.

        N/A

Item 4. Changes in Registrant's Certifying Accountant.

        N/A

Item 5. Other Events and Regulation FD Disclosure.

Pursuant  to  an  Asset  Purchase   Agreement   dated  February  15,  2002  (the
"Agreement") between New Cinema Partners Inc. (the Company") and LCTC Enterprises Inc. ("LCTC"), the Company has agreed to purchase certain cement plant equipment (the "Assets") from LCTC. In the Agreement, the parties value the Assets at approximately U.S. $25,000,000. The Company will purchase the Assets from LCTC in exchange for shares of the Company (the "Shares"). The number of Shares to be issued by the Company to LCTC in exchange for the Assets will be determined once the value of the Assets has been properly valuated by an independent evaluator and shall be based on the market price of the Shares at the time of Closing. The Agreement further provides that the Shares are to be issued to those individuals and corporations as directed by LCTC. A change in control of the company could be effected depending on the number of Shares issued to LCTC in consideration for Assets.

The Agreement provides that the Closing of the asset purchase transaction shall occur after the shareholders of the Company have approved the transaction and in any event not later than 90 days from the date of the Agreement.

The Assets, located in Canada, consist of equipment and components used in a large scale cement plant used in the making of cement and cement products. The Assets will be transported to the Caribbean for the new business venture. The Assets may be assigned to a third party by LCTC at any time prior to closing of the transaction. The Company, now a development stage company, will therefore have a new business and a new business plan. Specifically, the Company will be engaged in the business of manufacturing and distributing cement and cement products in strategic markets worldwide, including the Caribbean. Currently, the Assets are not in use.

The Agreement further provides that the Company and LCTC will work jointly to finance the business plan of LCTC. The Company has agreed to provide interim financing, to a maximum of CDN $100,000 in preparation for carrying out the business plan. The Company expects that it will finance the business plan through loans from its shareholders or through private placement of its securities or both.

It is contemplated that upon closing of the asset purchase transaction, Mr. Armand Nahmaich will be appointed to the Board of Directors of the Company and will act as Chief Executive Officer and President of the Company. Mr. Nahmaich is currently the President of LCTC. It is anticipated that a director or director(s) of the Company may resign and that Armand Nahmaich and a second director may fill the vacancy or vacancies on the Board of Directors of the Company.


Item 6. Resignations of Registrant's Directors.

        N/A

Item 7. Financial Statements and Exhibits.

        Exhibit:  Press Release dated February 19, 2002.

Item 8. Change in Fiscal Year.

        N/A

Item 9. Regulation FD Disclosure.

        See Item 5 above.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        NEW CINEMA PARTNERS INC.
        (Registrant)

        Date: February 27, 2002

        By: /s/ Martin Lapedus
        ----------------------
                Martin Lapedus